U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 1, 2015

CAPITAL FINANCIAL HOLDINGS, INC.
(Exact name of small business issuer as specified in its charter)

North Dakota	000-25958	45-0404061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

1 Main Street North
Minot, North Dakota  58703
(Address of principal executive offices)

(701) 852-5292
 (Issuer's Telephone Number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

Concurrent with this Report, the Company issued a press release entitled “Capital Financial Holdings, Inc. Announces Capital Dividend” announcing that the Board of Directors approved a cash capital dividend of $50.00 per share payable on the company’s common stock.  The dividend is payable December 30, 2015 to shareholders of record as of the record date, December 17, 2015.  The ex-dividend date for the dividend is December 15, 2015.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAPITAL FINANCIAL HOLDINGS, INC.

Dated: December 1, 2015	By:	/s/ John Carlson
John Carlson
Chief Executive Officer